Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Membership Collective Group Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Membership Collective Group Inc. of our report dated April 7, 2021, relating to the consolidated financial statements of Soho House Holdings Limited, which appears in Membership Collective Group Inc.’s Registration Statement on Form S-1 (No. 333-257206), which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

July 19, 2021